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                                                                       Exhibit N

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form N-2 of the Nuveen Equity Premium and Growth Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-128545) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21809).


PricewaterhouseCoopers LLP
Chicago, IL

October 24, 2005